Integrity Fund of Funds, Inc.		Last updated:	6/29/2009

Total Shares Outstanding on record date (5/11/09)		743,786.910
Shares needed to attain quorum (50% + 1)		371,894.455

PROPOSAL 1:	To approve a new investment advisory agreement with Viking Fund Management, LLC.
Vote Tally:
	# of Shares "For"	# of Shares "Against"	# of Shares "Abstained"

Broadridge (Level 3 accounts)	219,783.000	2,295.000	10,349.000

Integrity (non-Level 3 accounts)	148,516.786	722.182	2,389.801
Total For/Against/Abstained	368,299.786	3,017.182	12,738.801
Total shares voted	384,055.769

Calculation of % Received:
	Shares	% of Total
For	368,299.786	95.90%
Against	3,017.182	0.79%
Abstain	12,738.801	3.32%
Total Shares Voted	384,055.769
Percentage of Shares Voted		51.64%
Additional shares needed for quorum		-12,161.314

PROPOSAL 2:	To approve manager-of-managers structure.
Vote Tally:
	# of Shares "For"	# of Shares "Against"	# of Shares "Abstained"

Broadridge (Level 3 accounts)	217,993.000	4,085.000	10,349.000

Integrity (non-Level 3 accounts)	139,435,695	2,667.388	9,525.686
Total For/Against/Abstained	357,428.695	6,752.388	19,874.686
Total shares voted	384,055.769

Calculation of % Received:
	Shares	% of Total
For	357,428.695	93.07%
Against	6,752.388	1.76%
Abstain	19,874.686	5.17%
Total Shares Voted	384,055.769
Percentage of Shares Voted		51.64%
Additional shares needed for quorum		-12,161.314

PROPOSAL 3:	To elect Trustees/Directors.
Vote Tally:
	# of Shares "For"	# of Shares "Withhold"
Orlin W. Backes
Broadridge (Level 3 accounts)	484,802.000	15,055.000

Integrity (non-Level 3 accounts)	147,691.131	3,937.638
Total For/Against	632,493.131	18,992.638
Total shares voted	651,485.769

R. James Maxson
Broadridge (Level 3 accounts)	484,802.000	15,055.000

Integrity (non-Level 3 accounts)	146,662.975	4,965.794
Total For/Against	631,464.975	20,020.794
Total shares voted	651,485.769

Jerry M. Stai
Broadridge (Level 3 accounts)	484,802.000	15,055.000

Integrity (non-Level 3 accounts)	146,782.105	4,846.664
Total For/Against	631,584.105	19,901.664
Total shares voted	651,485.769

Robert E. Walstad
Broadridge (Level 3 accounts)	484,802.000	15,055.000

Integrity (non-Level 3 accounts)	147,691.131	3,937.638
Total For/Against	632,493.131	18,992.638
Total shares voted	651,485.769

Calculation of % Received:
	Shares	% of Total
Orlin W. Backes
For	632,493.131	97.08%
Withhold	18,993	2.92%
Total Shares Voted	651,485.769
Percentage of Shares Voted		87.59%%
Additional shares needed for quorum		-279.591.314

	Shares	% of Total
R. James Maxson
For	631,464.975	96.93%
Withhold	20,021	3.07%
Total Shares Voted	651,485.769
Percentage of Shares Voted		87.59%
Additional shares needed for quorum		-279,591.314

	Shares	% of Total
Jerry M. Stai
For	631,584.105	96.95%
Withhold	19,902	3.05%
Total Shares Voted	651,485.769
Percentage of Shares Voted		87.59%
Additional shares needed for quorum		-279,591.314

	Shares	% of Total
Robert E. Walstad
For	632,493.131	97.08%
Withhold	18,993	2.92%
Total Shares Voted	651,485.769
Percentage of Shares Voted		87.59%
Additional shares needed for quorum		-279,591.314